                                                                EXHIBIT 10.7

                             TITAN RESOURCES, L.P.
                                  OPTION PLAN

                                    RECITALS

       A. Effective as of March 31, 1995 ("the Effective Date"), the Board of Directors of Titan Resources I, Inc., a Texas corporation ("General Partner"), which is the general partner of Titan Resources, L.P., a Texas limited partnership (the "Partnership"), hereby adopts this Option Plan (the "Plan") for certain officers and employees of the General Partner and the Partnership (collectively, "Employees" and individually, a "Employee").

       B. It is the purpose of this Plan to promote the interests of the Partnership and its partners by attracting, retaining and stimulating the performance of selected Employees and giving such Employees the opportunity to acquire a proprietary interest in the Partnership and an increased personal interest in its continued success and progress, by granting to such persons options to acquire additional units of limited partnership interests in the Partnership, subject to the terms and conditions described below.


                                   ARTICLE I
                                    GENERAL

       1.1    Definitions.   Terms used in this Plan and not otherwise defined
shall have the respective meanings assigned to such terms in the Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") dated even date herewith; and the following terms shall have the following meanings:

              "A Option" any option issued or authorized to be issued hereunder in substantially the form of Exhibit A hereto (collectively, the "A Options").

              "B Option" any option issued or authorized to be issued hereunder in substantially the form of Exhibit B hereto (collectively, the "B Options").

              "C Option" any option issued or authorized to be issued hereunder in substantially the form of Exhibit C hereto (collectively, the "C Options").

              "D Option" any option issued or authorized to be issued hereunder in substantially the form of Exhibit D hereto (collectively, the "D Options").

              "Board" means the Board of Directors of the General Partner.

              "Code" means the Internal Revenue Code of 1986, as amended.

              "employee" means an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Code.

              "Holder" means any Employee to whom an Option has been granted under this Plan.

              "Option" any A Option, B Option, C Option or D Option granted to a Employee hereunder.

              "Options" collectively, all A Options, B Options, C Options and D Options granted to Employees hereunder.

              "officer" shall mean an individual elected or appointed by the Board or chosen in such other manner as may be prescribed in the Bylaws of the General Partner or in the Partnership Agreement to serve as such.


                                   ARTICLE II
                                 ADMINISTRATION

       The Plan shall be administered by the President of the General Partner ("President"). The President shall have full authority, discretion or power to select the Employees who will receive Options and, subject to the aggregate limitations set forth herein, to set the number of Units to be covered by each Option granted to a Employee and the decisions of the President relating to such matters shall be final and binding upon the Partnership and the Employees; provided however, that with respect to any Options to be granted to President after the initial grant of options pursuant to Section 3.3, the Board of Directors shall approve such grant. The President shall have no authority, discretion or power to set the exercise price or the period within which the Options so granted may be exercised, or to alter any other terms or conditions specified herein.

       Subject to the foregoing limitations, the President shall have authority and power to adopt such rules and regulations and to take such action as he shall consider necessary or advisable for the administration of the Plan, and to construe, interpret and administer the Plan. The President shall incur no liability by reason of any action or determination made in good faith with respect to the Plan or any option agreement entered into pursuant to the Plan.


                                  ARTICLE III
                                GRANT OF OPTIONS

       3.1 Option Agreements. Each Option granted under the Plan to a Employee shall be evidenced by a written option agreement, which agreement shall be entered into by the Partnership and the Employee to whom the Option is granted. The agreements for each A Option, B Option, C Option or D Option shall be in substantially the forms set forth in Exhibit A, B, C or D hereto, respectively, with appropriate insertions of the name of the optionee and the number of Units for which such option may be exercised.

       3.2    Maximum Number of Units Subject to Options.

       (a) The total number of Units which may be acquired upon exercise of all A Options granted pursuant to the Plan shall not exceed 3,624,706 Units.

       (b) The total number of Units which may be acquired upon exercise of all B Options granted pursuant to the Plan shall not exceed 582,282 Units.

       (c) The total number of Units which may be acquired upon exercise of all C Options granted pursuant to the Plan shall not exceed 611,037 Units.

       (d) The total number of Units which may be acquired upon exercise of all D Options granted pursuant to the Plan shall not exceed 641,975 Units.

       3.3 Initial Grant of Options. A Options, B Options, C Options and D Options shall be initially granted as of the Effective Date to the persons and in the amounts set forth on Schedule 1 hereto.

       3.4 Subsequent Grant of Options. After the initial grant of options pursuant to Section 3.3, the President may at any time grant any of the remaining portion of the A Options (309,391), B Options (49,701), C Options (52,156) and D Options (15,529) authorized under this Plan to any person then serving as a Employee of the Partnership or the General Partner on the date of such grant, subject to the limitations described in Section 3.2.


                                   ARTICLE IV
                               GENERAL PROVISIONS

       4.1 Termination of Plan. The Plan shall terminate whenever the Board adopts a resolution to that effect. If not sooner terminated under the preceding sentence, the Plan shall wholly cease and expire at the close of business on March 31, 2001. After termination of the Plan, no Options shall be granted under this Plan, but the Partnership shall continue to recognize Options previously granted to the extent such Options shall not have expired.

       4.2 Amendment of Plan. The Board may from time to time amend, modify, suspend or terminate the Plan. Nevertheless, no such amendment, modification, suspension or termination shall impair any Options theretofore granted under the Plan or deprive any Holder of any Units which he might have acquired through or as a result of the Plan.

       4.3 Treatment of Proceeds. Proceeds from the sale of Units pursuant to Options granted under the Plan shall constitute general funds of the Partnership.

       4.4 Effectiveness. This Plan shall become effective as of the Effective Date.

       4.5 Paragraph Headings. The paragraph headings included herein are only for convenience, and they shall have no effect on the interpretation of the Plan.

                                   SCHEDULE 1

                            INITIAL OPTIONS GRANTED


                                                                Number of Units
Name                           Option Type                     Subject to Option
----                           -----------                     -----------------
Jack D. Hightower              A Option                                 839,706
                               B Option                                 134,893
                               C Option                                 141,554
                               D Option                                 148,721


Jack D. Hightower              A Option                                 839,706
Separate Property              B Option                                 134,892
                               C Option                                 141,554
                               D Option                                 148,721

George G. Staley               A Option                                 973,529
                               B Option                                 156,390
                               C Option                                 164,113
                               D Option                                 172,423


Thomas H. Moore                A Option                                 210,071
                               B Option                                  33,746
                               C Option                                  35,413
                               D Option                                  37,206


Dan P. Colwell                 A Option                                 195,954
                               B Option                                  31,478
                               C Option                                  33,033
                               D Option                                  34,706


Rodney C. Woodard              A Option                                 195,954
                               B Option                                  31,478
                               C Option                                  33,033
                               D Option                                  34,706


John L. Benfatti               A Option                                  60,395
                               B Option                                   9,702
                               C Option                                  10,181
                               D Option                                  49,963

                                  ATTACHMENT I
                            (Form of Promissory Note
                    to be attached to each Option Agreement)


                                PROMISSORY NOTE


$_______________                                              _____________,____

       FOR VALUE RECEIVED, on [15 months from date of issue], _________________ ("Maker") promises to pay to the order of TITAN RESOURCES, L.P., a Texas limited partnership ("Payee"), at 500 West Texas, Suite 500, Midland, Texas 79701, or at such other address as directed by the holder hereof, in lawful money of the United States of America, the sum of ______________________ AND ___/100 DOLLARS ($____________), together with interest thereon until maturity at a rate per annum equal to the Prime Rate (as hereinafter defined) from time to time in effect plus two percent (2%); provided, however, that in no event shall interest on this note ever be charged or paid at a rate greater than the maximum nonusurious rate permitted by applicable federal or Texas law from time to time in effect, whichever shall permit the higher lawful rate (the "Highest Lawful Rate"). If at any time or times the interest rate provided for elsewhere herein (the "Stated Rate") would exceed the Highest Lawful Rate but for the limitation set forth above, the rate of interest to accrue on the unpaid principal balance of this note during all such times shall be limited to the Highest Lawful Rate, but any subsequent reduction in the Stated Rate due to reductions in the Prime Rate shall not become effective to reduce the interest rate payable below the Highest Lawful Rate until the total amount of interest accrued on the unpaid balance of this note equals the total amount of interest which would have accrued if the Stated Rate had at all times been in effect.
At all such times, if any, as Chapter One ("Chapter One") of the Texas Credit Code shall establish the Highest Lawful Rate, the Highest Lawful Rate shall be the "indicated rate ceiling" (as defined in Chapter One) from time to time in effect.

       The term "Prime Rate" as used herein shall mean that variable rate of interest per annum established by Texas Commerce Bank National Association from time to time as its "prime rate." Without notice to Maker or any other person, the Prime Rate shall automatically fluctuate upward and downward as and in the amount by which such rate shall fluctuate.

       If, for any reason whatever, the interest paid or received on this note shall exceed the Highest Lawful Rate, the owner or holder of this note shall refund to the payor or, at the option of such owner or holder, credit against the principal of this note such portion of said interest as shall be necessary to cause the interest actually paid and retained on this note to equal the Highest Lawful Rate. All sums paid or agreed to be paid to the owner or holder hereof for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this note.

       All past due principal and interest on this note shall bear interest at a rate per annum equal to the Highest Lawful Rate.

       Maker may at any time prepay the full amount or any part of this note without the payment of any premium or fee. All such prepayments shall be applied first to accrued interest, the balance to principal.

       The payment of this note is secured by a security interest in ___________________ (_______) Units (as hereinafter defined) created and granted in a security agreement (the "Security Agreement") of even date herewith, by Maker in favor of Payee. The term "Units" as used herein shall have the same meaning assigned to such term in the agreement of limited partnership creating and organizing Payee.

       Time is of the essence of this note. Upon any default in the payment of any principal or interest when due hereunder, or any breach or default in any of the terms, conditions, represen-tations or warranties contained in the Security Agreement, or the insolvency of Maker, or the institution of any proceedings or arrangements in bankruptcy by or against Maker, the holder of this note may, at its option, declare the entirety of the indebtedness evidenced hereby immediately due and payable and exercise any other available remedies, and failure to exercise any remedy shall not constitute a waiver at any other time.

       In addition to all principal and accrued interest on this note, Maker agrees to pay (a) all reasonable costs and expenses incurred by all owners and holders of this note in collecting this note through probate, reorganization, bankruptcy or any other proceeding and (b) reasonable attorneys' fees when and if this note is placed in the hands of an attorney for collection after default.

       Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of protest, notice of dishonor, notice of intent to accelerate and notice of acceleration), demand, presentment for payment, protest, diligence in collecting or bringing suit and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to them or any of them, and each agrees that his, her or its liability on or with respect to this note shall not be affected, diminished or impaired by any of the following:

       (a)    any release of any security at any time existing for this note;

       (b) any substitution for any security at any time existing for this note; or

       (c) any failure to perfect (or to maintain perfection of) any lien on or security interest in any such security;

in each case in whole or in part, with or without notice, before or after maturity.


       THIS NOTE IS BEING SIGNED AND DELIVERED IN THE STATE OF TEXAS AND IS TO BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

              EXECUTED as of the day and year first written above.





                                                  -----------------------------